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                                                                   Exhibit 10.50




                                                                    July 6, 1998


Yapton Developments, Limited
Celtic House
Douglas, Isle of Man IM125J

     Reference is made to the non-negotiable promissory note dated March 30, 1998 (the "Note") of The Delicious Frookie Company, Inc. ("Borrower") in the principal amount of $500,000 in favor of Yapton Developments, Limited ("Noteholder").

     In consideration of the payment of $25,000 by Borrower to Noteholder (the "Extension Fee") and such other good and valid consideration, the sufficiency of which is hereby confirmed, the Noteholder hereby agrees that the Note is hereby amended by deleting the words "120 days from date first written above" in the second sentence of Paragraph 1 of the Note and replacing such words with the following "October 31, 1998."

     The Extension Fee shall be due and payable on the earlier of (i) October 31st, 1998 or (ii) the consummation of an initial public offering of Borrower's common stock, $.01 par value per share, from which Borrower receives gross proceeds of at least $7,000,000.

                                             THE DELICIOUS FROOKIE COMPANY, INC.

                                                  /s/ Jeffry Weiner CFO
                                             -----------------------------------
                                          By:        Jeffry Weiner, CFO


Agreed and accepted as of the
date first written above:

THE YAPTON DEVELOPMENTS, LIMITED


         /s/ R.F. Pacheco
    --------------------------------
By:         R.F. Pacheco
            President